Exhibit 99.1

Cactus Announces Fourth Quarter and Full Year 2025 Results

HOUSTON – February 25, 2026 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the fourth quarter and full year of 2025.
Fourth Quarter Highlights
•Revenue of $261.2 million and operating income of $59.9 million;
•Net income of $48.3 million and diluted earnings per Class A share of $0.57;
•Adjusted net income(1) of $52.1 million and diluted earnings per share, as adjusted(1) of $0.65;
•Net income margin of 18.5% and adjusted net income margin(1) of 20.0%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $85.5 million and 32.7%, respectively;
•Cash flow from operations of $72.3 million;
•Cash and cash equivalents balance of $494.6 million, including $371.0 million of restricted cash, with no bank debt outstanding as of December 31, 2025; and
•On January 1, 2026, Cactus closed on its previously announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business (“Cactus International”).
Financial Summary

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
	(in thousands)			(in thousands)
Revenues	$261,203	$263,954	$272,121	$1,079,051	$1,129,814
Operating income(3)	$59,850	$61,234	$70,452	$250,501	$289,613
Operating income margin	22.9%	23.2%	25.9%	23.2%	25.6%
Net income	$48,302	$50,188	$57,447	$201,642	$232,758
Net income margin	18.5%	19.0%	21.1%	18.7%	20.6%
Adjusted net income(1)	$52,134	$53,719	$56,796	$215,708	$245,067
Adjusted net income margin(1)	20.0%	20.4%	20.9%	20.0%	21.7%
Adjusted EBITDA(2)	$85,493	$86,943	$92,711	$352,954	$392,050
Adjusted EBITDA margin(2)	32.7%	32.9%	34.1%	32.7%	34.7%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “I am pleased with the way our business finished the year in 2025. Fourth quarter margins were strong in both segments. Pressure Control revenues exceeded expectations on strong sales of drilling equipment and increased rental revenues, while Spoolable Technologies revenues declined in line with expectations in the seasonally slow quarter. On January 1, 2026, we closed on the acquisition of a majority interest in Baker Hughes's Surface Pressure Control business, which we will refer to as Cactus International, supporting a multi-year journey to geographically diversify our earnings base.”

“In the first quarter of 2026 we anticipate that U.S. land activity levels will be relatively flat from the fourth quarter of 2025. Sales in our legacy Pressure Control business are expected to soften on lower products sold per rig followed after a strong fourth quarter and reduced customer rental activity. Beginning in the first quarter, our Pressure Control segment will include results of Cactus International. In Spoolable Technologies, we anticipate revenues to be softer than the fourth quarter, as activity has recently started to rebound from holiday lows late last year.”

Mr. Bender concluded, “I am proud of the way our team executed in 2025 considering the challenging macro and tariff environment faced while planning for a transformational acquisition. Our consistent performance and sustainable cash generation reflect the underlying attributes of the business. We remain excited by the integration opportunities ahead despite the near-term macro-overhang and are very happy to welcome the Cactus International team to our family.”
Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other Expenses. Beginning with the first quarter of 2026, results of the Cactus International business will be included in the Pressure Control segment.

Pressure Control

Fourth quarter 2025 Pressure Control revenue increased $9.7 million, or 5.8%, sequentially, as products sold per rig followed increased leading to higher product revenues. Rental revenues also increased sequentially on higher customer activity. Operating income increased $4.1 million, or 9.3%, sequentially, with margins increasing 90 basis points due to the implementation of cost reduction and recovery initiatives and improved utilization of rental equipment. Adjusted Segment EBITDA increased $4.0 million, or 7.2%, sequentially, with Adjusted Segment EBITDA margins increasing 50 basis points.

Spoolable Technologies

Fourth quarter 2025 Spoolable Technologies revenues decreased $11.0 million, or 11.6%, sequentially, due to reduced customer activity levels in the seasonally slow quarter. Operating income was $4.9 million lower, or 18.9%, sequentially, with operating income margins decreasing 220 basis points due to reduced operating leverage. Adjusted Segment EBITDA was $4.9 million lower, or 13.6%, sequentially, with Adjusted Segment EBITDA margins decreasing 90 basis points.

Corporate and Other Expenses

Fourth quarter 2025 Corporate and Other expenses increased $0.7 million, or 7.2%, sequentially. Fourth quarter Corporate and Other expenses contained $3.3 million of transaction-related expenses related to the acquisition of a majority interest in Baker Hughes' Surface Pressure Control business, $0.1 million higher than the third quarter.
Liquidity, Capital Expenditures and Other
As of December 31, 2025, the Company had $494.6 million of cash and cash equivalents, including $371.0 of restricted cash held in escrow at year-end to facilitate the close of the SPC acquisition on January 1, 2026, no bank debt outstanding, $222.9 million of availability on our revolving credit facility and $100.0 million available under an undrawn term loan facility. Operating cash flow was $72.3 million for the fourth quarter of 2025. During the fourth quarter, the Company made dividend payments and associated distributions of $11.2 million. The Company also made Tax Receivable Agreement ("TRA") payments and associated distributions of $23.3 million related to 2024 tax savings provided by the TRA.

Net capital expenditures were $4.3 million during the fourth quarter of 2025. Net capital expenditures for the full year of 2025 were $39.1 million. For the full year 2026, the Company expects net capital expenditures to be in the range of $40 to $50 million inclusive of capital for the Cactus International business. Major contributors to the spend include continued manufacturing efficiency investments at FlexSteel, routine U.S. branch facility upgrades, and Saudi Arabia wellhead facility investments.

As of December 31, 2025, Cactus had 68,889,726 shares of Class A common stock outstanding (representing 86.3% of the total voting power) and 10,958,435 shares of Class B common stock outstanding (representing 13.7% of the total voting power).
Quarterly Dividend
In February 2026, the Board approved a quarterly cash dividend of $0.14 per share of Class A common stock, with payment to occur on March 19, 2026 to holders of record of Class A common stock at the close of business on March 2, 2026. A corresponding distribution of up to $0.14 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday February 26, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers and manufacturing facilities globally with an emphasis in North America and the Middle East.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “when,” “once,”“hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Treasurer, Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
Revenues
Pressure Control	$178,428	$176,719	$717,191	$724,038
Spoolable Technologies	84,202	96,072	368,245	407,038
Corporate and other(1)	(1,427)	(670)	(6,385)	(1,262)
Total revenues	261,203	272,121	1,079,051	1,129,814

Operating income
Pressure Control	48,672	50,829	189,861	210,710
Spoolable Technologies	20,925	25,523	98,660	104,864
Total segment operating income	69,597	76,352	288,521	315,574
Corporate and other expenses	(9,747)	(5,900)	(38,020)	(25,961)
Total operating income	59,850	70,452	250,501	289,613

Interest income, net	3,142	2,303	10,962	6,459
Other (expense) income, net	(1,015)	3,204	(794)	3,204
Income before income taxes	61,977	75,959	260,669	299,276
Income tax expense	13,675	18,512	59,027	66,518
Net income	$48,302	$57,447	$201,642	$232,758
Less: net income attributable to non-controlling interest	8,464	10,760	35,628	47,351
Net income attributable to Cactus, Inc.	$39,838	$46,687	$166,014	$185,407

Earnings per Class A share - basic	$0.58	$0.69	$2.42	$2.79
Earnings per Class A share - diluted(2)	$0.57	$0.68	$2.41	$2.77

Weighted average shares outstanding - basic	68,864	67,474	68,565	66,393
Weighted average shares outstanding - diluted(2)	69,517	80,359	69,015	79,915

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three and twelve months ended December 31, 2025 excludes 11.0 and 11.2 million shares of Class B common stock, respectively, as the effect would be antidilutive. Dilution for the three and twelve months ended December 31, 2024 includes an additional $11.2 million and $49.0 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 12.1 million and 13.1 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,
	2025	2024
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$123,571	$342,843
Restricted cash	371,011	—
Accounts receivable, net	164,493	191,627
Inventories	276,613	226,796
Prepaid expenses and other current assets	19,231	13,422
Total current assets	954,919	774,688

Property and equipment, net	342,592	346,008
Operating lease right-of-use assets, net	19,491	24,094
Intangible assets, net	148,004	163,991
Goodwill	203,028	203,028
Deferred tax asset, net	187,545	219,003
Investment in unconsolidated affiliates	5,923	—
Other noncurrent assets	10,115	8,516
Total assets	$1,871,617	$1,739,328

Liabilities and Equity
Current liabilities
Accounts payable	$71,541	$72,001
Accrued expenses and other current liabilities	59,095	75,416
Current portion of liability related to tax receivable agreement	21,314	20,297
Finance lease obligations, current portion	7,476	7,024
Operating lease liabilities, current portion	4,815	4,086
Total current liabilities	164,241	178,824

Deferred tax liability, net	2,786	2,868
Liability related to tax receivable agreement, net of current portion	241,609	258,376
Finance lease obligations, net of current portion	9,672	10,528
Operating lease liabilities, net of current portion	15,786	20,078
Other noncurrent liabilities	4,475	4,475
Total liabilities	438,569	475,149

Equity	1,433,048	1,264,179
Total liabilities and equity	$1,871,617	$1,739,328

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Twelve Months Ended December 31,
	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$201,642	$232,758
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	63,914	60,438
Deferred financing cost amortization	1,081	1,120
Stock-based compensation	24,493	22,888
Provision for expected credit losses	1,211	370
Inventory obsolescence	3,163	3,841
Gain on disposal of assets	(2,985)	(1,013)
Deferred income taxes	35,142	19,773
Change in fair value of earn-out liability	—	16,318
(Gain) loss from revaluation of liability related to tax receivable agreement	794	(3,204)
Changes in operating assets and liabilities:
Accounts receivable	26,443	13,048
Inventories	(52,456)	(25,628)
Prepaid expenses and other assets	(5,955)	(2,267)
Accounts payable	(2,132)	675
Accrued expenses and other liabilities	(15,869)	28,964
Payments pursuant to tax receivable agreement	(20,069)	(20,800)
Payment of earn-out liability	—	(31,168)
Net cash provided by operating activities	258,417	316,113

Cash flows from investing activities
Investment in unconsolidated affiliates	(6,000)	—
Capital expenditures and other	(38,805)	(39,176)
Proceeds from sales of assets	5,742	3,788
Net cash used in investing activities	(39,063)	(35,388)

Cash flows from financing activities
Payment of contingent consideration	—	(5,960)
Payments of deferred financing costs	(2,400)	—
Payments on finance leases	(7,692)	(7,882)
Dividends paid to Class A common stock shareholders	(37,441)	(33,681)
Distributions to members	(15,604)	(13,290)
Repurchases of shares	(5,927)	(9,331)
Net cash used in financing activities	(69,064)	(70,144)

Effect of exchange rate changes on cash and cash equivalents	1,449	(1,530)

Net increase in cash, cash equivalents and restricted cash	151,739	209,051

Cash, cash equivalents and restricted cash
Beginning of period	342,843	133,792
End of period	$494,582	$342,843

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
	(in thousands, except per share data)
Net income	$48,302	$50,188	$57,447	$201,642	$232,758
Adjustments:
Revaluation loss (gain) on TRA liability(1)	1,015	(221)	(3,204)	794	(3,204)
Transaction related expenses, pre-tax(2)	3,299	3,170	—	13,458	2,793
Intangible amortization expense(3)	3,997	3,997	3,997	15,988	15,988
Remeasurement loss on earn-out liability(4)	—	—	—	—	16,318
Severance expenses(5)	164	247	—	588	—
Income tax expense differential(6)	(4,643)	(3,662)	(1,444)	(16,762)	(19,586)
Adjusted net income	$52,134	$53,719	$56,796	$215,708	$245,067

Diluted earnings per share, as adjusted	$0.65	$0.67	$0.71	$2.69	$3.07

Weighted average shares outstanding, as adjusted(7)	80,501	80,355	80,359	80,236	79,915

Revenue	$261,203	$263,954	$272,121	$1,079,051	$1,129,814
Net income margin	18.5%	19.0%	21.1%	18.7%	20.6%
Adjusted net income margin	20.0%	20.4%	20.9%	20.0%	21.7%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects transaction fees and expenses recorded in connection with the acquisition of a majority interest in Baker Hughes' Surface Pressure Control business and other growth initiatives.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(5)Represents non-routine charges related to severance benefits.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 25.0% on income before income taxes for the three and twelve months ended December 31, 2025 and three months ended September 30, 2025, and 26.0% for the three and twelve months ended December 31, 2024.
(7)Reflects 69.5, 68.7, and 67.5 million weighted average shares of basic Class A common stock outstanding and 11.0, 11.2 and 12.1 million of additional shares for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively, and 69.0 and 66.4 million weighted average shares of Class A common stock and 11.2 and 13.1 million of additional shares for the twelve months ended December 31, 2025 and December 31, 2024, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
	(in thousands)
Net income	$48,302	$50,188	$57,447	$201,642	$232,758
Interest income, net	(3,142)	(2,977)	(2,303)	(10,962)	(6,459)
Income tax expense	13,675	14,244	18,512	59,027	66,518
Depreciation and amortization	16,162	16,188	15,314	63,914	60,438
EBITDA	74,997	77,643	88,970	313,621	353,255
Revaluation loss (gain) on TRA liability(1)	1,015	(221)	(3,204)	794	(3,204)
Transaction related expenses(2)	3,299	3,170	—	13,458	2,793
Remeasurement loss on earn-out liability(3)	—	—	—	—	16,318
Severance expenses(4)	164	247	—	588	—
Stock-based compensation	6,018	6,104	6,945	24,493	22,888
Adjusted EBITDA	$85,493	$86,943	$92,711	$352,954	$392,050

Revenue	$261,203	$263,954	$272,121	$1,079,051	$1,129,814
Net income margin	18.5%	19.0%	21.1%	18.7%	20.6%
Adjusted EBITDA margin	32.7%	32.9%	34.1%	32.7%	34.7%
(1)    Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects transaction fees and expenses recorded in connection with the acquisition of a majority interest in Baker Hughes' Surface Pressure Control business and other growth initiatives.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)Represents non-routine charges related to severance benefits.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
	(in thousands)
Pressure Control
Revenue	$178,428	$168,714	$176,719	$717,191	$724,038

Operating income	48,672	44,523	50,829	189,861	210,710
Depreciation and amortization expense	7,201	7,211	6,717	28,585	26,782
Severance expenses(1)	67	177	—	421	—
Stock-based compensation	3,211	3,264	3,954	13,289	11,917
Adjusted Segment EBITDA	$59,151	$55,175	$61,500	$232,156	$249,409
Operating income margin	27.3%	26.4%	28.8%	26.5%	29.1%
Adjusted Segment EBITDA margin	33.2%	32.7%	34.8%	32.4%	34.4%

Spoolable Technologies
Revenue	$84,202	$95,240	$96,072	$368,245	$407,038

Operating income	20,925	25,806	25,523	98,660	104,864
Depreciation and amortization expense	8,961	8,977	8,597	35,329	33,656
Severance expenses(1)	97	68	—	165	—
Stock-based compensation	1,094	1,128	1,162	4,377	4,251
Remeasurement loss on earn-out liability(2)	—	—	—	—	16,318
Adjusted Segment EBITDA	$31,077	$35,979	$35,282	$138,531	$159,089
Operating income margin	24.9%	27.1%	26.6%	26.8%	25.8%
Adjusted Segment EBITDA margin	36.9%	37.8%	36.7%	37.6%	39.1%

Corporate and Other
Revenue(3)	$(1,427)	$—	$(670)	$(6,385)	$(1,262)

Corporate and other expenses	(9,747)	(9,095)	(5,900)	(38,020)	(25,961)
Severance expenses(1)	—	2	—	2	—
Stock-based compensation	1,713	1,712	1,829	6,827	6,720
Transaction related expenses(4)	3,299	3,170	—	13,458	2,793
Adjusted Corporate EBITDA	$(4,735)	$(4,211)	$(4,071)	$(17,733)	$(16,448)

Total revenue	$261,203	$263,954	$272,121	$1,079,051	$1,129,814
Total operating income	$59,850	$61,234	$70,452	$250,501	$289,613
Total operating income margin	22.9%	23.2%	25.9%	23.2%	25.6%
Total Adjusted EBITDA	$85,493	$86,943	$92,711	$352,954	$392,050
Total Adjusted EBITDA margin	32.7%	32.9%	34.1%	32.7%	34.7%
(1) Represents non-routine charges related to severance benefits.
(2) Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(3) Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4) Reflects transaction fees and expenses recorded in connection with the acquisition of a majority interest in Baker Hughes' Surface Pressure Control business and other growth initiatives.